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                                                                     Exhibit 5.1


                          [LATHAM & WATKINS LETTERHEAD]

                                   May 9, 2002

Candlewood Hotel Company, Inc.
8621 East 21st Street North, Suite 200
Wichita, Kansas 67206

Attention:  Board of Directors

               Re:    Registration Statement on Form S-8

Gentlemen:

        In connection with the registration of 1,000,000 shares of the Company's Common Stock, par value $0.01 per share (the "Shares"), to be issued pursuant to the exercise of options granted or to be granted under the 1996 Equity Participation Plan of Candlewood Hotel Company, Inc., as amended (the "Plan"), under the Securities Act of 1933, as amended (the "Act"), by Candlewood Hotel Company, Inc., a Delaware corporation (the "Company"), on Form S-8 to be filed with the Securities and Exchange Commission (the "Registration Statement"), you have requested our opinion with respect to the matters set forth below.

        In our capacity as your counsel in connection with such registration, we are familiar with the proceedings taken by the Company in connection with the authorization, issuance and sale of the Shares. In addition, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and instruments, as we have deemed necessary or appropriate for purposes of this opinion.

        In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies.

        We are opining herein as to the effect on the subject transaction of only the General Corporation Law of the State of Delaware, including statutory and reported decisional law thereunder, and we express no opinion with respect to the applicability thereto or the effect thereon of any other laws or as to any matters of municipal law or any other local agencies within any state.

        Subject to the foregoing and in reliance thereon, it is our opinion that, upon the issuance and sale of the Shares in the manner contemplated by the Registration Statement and in accordance with the terms of the Plan, and subject to the Company completing all action and proceedings required on its part to be taken prior to the issuance of the Shares pursuant to the terms of the Plan and the Registration Statement, including, without limitation, collection of required payment for the Shares, the Shares will be validly issued, fully paid and nonassessable securities of the Company.

        We consent to your filing this opinion as an exhibit to the Registration Statement.

                                            Very truly yours,


                                            /s/ LATHAM & WATKINS